Exhibit 99.1

400 Centre Street, Newton, MA 02458-2076	tel: (617) 332-3990 fax: (617) 332-2261

FOR IMMEDIATE RELEASE

Contacts:

Timothy A. Bonang, Director of Investor Relations, or

Katherine L. Johnston, Manager of Investor Relations

(617) 796-8222

www.hrpreit.com

HRPT Properties Trust Announces Results for the Periods

Ended September 30, 2008

Newton, MA (November 4, 2008): HRPT Properties Trust (NYSE: HRP) today announced financial results for the quarter and nine months ended September 30, 2008.

Results for the quarter ended September 30, 2008:

Net income available for common shareholders was $73.1 million for the quarter ended September 30, 2008, compared to $16.8 million for the same quarter last year.  Net income available for common shareholders per share, basic and diluted, (EPS) for the quarters ended September 30, 2008 and 2007 was $0.32 and $0.08, respectively.  Net income for the quarter ended September 30, 2008 includes a $57.7 million, or $0.25 per share, gain on sale of properties.

Funds from operations (FFO) available for common shareholders for the quarter ended September 30, 2008 was $62.3 million, or $0.27 per share basic and diluted, compared to FFO available for common shareholders for the quarter ended September 30, 2007 of $62.9 million, or $0.30 per share basic and $0.29 per share diluted.

The weighted average number of basic and diluted common shares outstanding totaled 227,251,421 and 256,444,079, respectively, for the quarter ended September 30, 2008, and 212,078,394 and 241,271,052, respectively, for the quarter ended September 30, 2007.

Results for the nine months ended September 30, 2008:

Net income available for common shareholders was $143.2 million for the nine months ended September 30, 2008, compared to $50.6 million for the same period last year.  Net income available for common shareholders per share, basic and diluted, (EPS) for the nine months ended September 30, 2008 and 2007 was $0.63 and $0.24, respectively.  Net income for the nine months ended September 30, 2008 includes a $97.6 million, or $0.43 per share, gain on sale of properties.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the New York Stock Exchange.  No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

Funds from operations (FFO) available for common shareholders for the nine months ended September 30, 2008 was $189.5 million, or $0.84 per share basic and $0.82 per share diluted, compared to FFO available for common shareholders for the nine months ended September 30, 2007 of $186.7 million, or $0.88 per share basic and $0.85 per share diluted.

The weighted average number of basic and diluted common shares outstanding totaled 226,052,588 and 255,245,246, respectively, for the nine months ended September 30, 2008, and 211,474,660 and 240,667,318, respectively, for the nine months ended September 30, 2007.

Occupancy and Leasing Results (excluding properties classified in discontinued operations):

As of September 30, 2008, 90.6% of HRP’s total square feet was leased, compared to 90.9% as of June 30, 2008.

HRP signed lease renewals for 559,000 square feet and new leases for 395,000 square feet during the quarter ended September 30, 2008, for weighted average rental rates that were 16% above prior rents for the same space.  Average lease terms for leases signed during the third quarter of 2008 were 5.6 years.  Commitments for tenant improvement and leasing commission (TI/LC) costs for leases signed during the quarter ended September 30, 2008 totaled $9.82 per square foot on a weighted average basis.

Investing Activities:

During the third quarter of 2008, HRP acquired 44 office and industrial properties with 2,647,000 square feet of space for $160 million, excluding closing costs, and sold 23 properties with 672,000 square feet of space for $149 million, excluding closing costs.

Conference Call:

On Wednesday, November 5, 2008, at 10:00 a.m. Eastern Time, Adam Portnoy, Managing Trustee, and John Popeo, Chief Financial Officer, will host a conference call to discuss the third quarter 2008 results.

The conference call telephone number is (866) 279-2899.  Participants calling from outside the United States and Canada should dial (913) 312-1269.  No pass code is necessary to access either call.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available through 1:00 p.m. Eastern Time on Wednesday, November 12th.  To hear the replay, dial (719) 457-0820.  The replay pass code is 8648430.

A live audio webcast of the conference call will also be available in a listen only mode on HRP’s web site, which is located at www.hrpreit.com.  Participants wanting to access the webcast should visit the company’s web site about five minutes before the call.  The archived webcast will be available for replay on HRP’s web site for about one week after the call.

Supplemental Data:

A copy of HRP’s Third Quarter 2008 Supplemental Operating and Financial Data is available for download at HRP’s web site, www.hrpreit.com.

HRPT Properties Trust is a real estate investment trust, or REIT, which primarily owns office buildings located throughout the United States.  As of September 30, 2008, HRP owned 533 operating properties with 66.1 million square feet, including approximately 17 million square feet of leased industrial and commercial lands in Oahu, HI.  HRP is headquartered in Newton, Massachusetts.

Please see the pages attached hereto for a more detailed statement of our operating results and financial condition, along with an explanation of our calculation of FFO.  HRP’s web site is not incorporated as part of this press release.

HRPT Properties Trust

Consolidated Statements of Income and Funds from Operations

(amounts in thousands, except per share data)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007

Rental income	$211,689	$196,999	$617,134	$584,196

Expenses:
Operating expenses	89,074	78,999	254,038	233,533
Depreciation and amortization	46,584	42,892	136,625	126,103
General and administrative	9,184	8,439	27,037	25,163
Total expenses	144,842	130,330	417,700	384,799

Operating income	66,847	66,669	199,434	199,397

Interest income	485	416	903	1,441
Interest expense (including amortization of debt discounts, premiums and deferred financing fees of $1,431, $1,097, $3,957 and $3,245, respectively)	(45,154)	(43,904)	(134,577)	(126,212)
Loss on early extinguishment of debt	—	—	—	(711)
Income from continuing operations before income tax expense	22,178	23,181	65,760	73,915
Income tax expense	(451)	—	(611)	—
Income from continuing operations	21,727	23,181	65,149	73,915
Discontinued operations:
Income from discontinued operations	6,339	6,565	18,408	20,453
Gain on sale of properties	57,658	2,408	97,625	2,408
Net income	85,724	32,154	181,182	96,776
Preferred distributions	(12,667)	(15,402)	(38,001)	(46,204)
Net income available for common shareholders	$73,057	$16,752	$143,181	$50,572

Calculation of Funds from Operations, or FFO (1):
Net income	$85,724	$32,154	$181,182	$96,776
Plus: depreciation and amortization from continuing operations	46,584	42,892	136,625	126,103
Plus: depreciation and amortization from discontinued operations	348	3,224	7,352	9,310
Loss on early extinguishment of debt:
Add: amount included in expenses	—	—	—	711
Less: portion settled in cash	—	—	—	—
Gain on sale of properties:
Less: amount included in net income	(57,658)	(2,408)	(97,625)	(2,408)
Add: land sales	—	2,408	—	2,408
FFO	74,998	78,270	227,534	232,900
Less: preferred distributions	(12,667)	(15,402)	(38,001)	(46,204)
FFO available for common shareholders	$62,331	$62,868	$189,533	$186,696

Weighted average common shares outstanding – basic	227,251	212,078	226,052	211,475
Weighted average common shares outstanding – diluted (2)	256,444	241,271	255,245	240,668

Per common share:
Income from continuing operations available for common shareholders – basic and diluted	$0.04	$0.04	$0.12	$0.13
Income from discontinued operations – basic and diluted	$0.28	$0.04	$0.51	$0.11
Net income available for common shareholders – basic and diluted	$0.32	$0.08	$0.63	$0.24
FFO available for common shareholders – basic	$0.27	$0.30	$0.84	$0.88
FFO available for common shareholders – diluted	$0.27	$0.29	$0.82	$0.85

Common distributions paid	$0.21	$0.21	$0.63	$0.63

HRPT Properties Trust

Consolidated Statements of Income and Funds from Operations

(amounts in thousands, except per share data)

(1)   We compute FFO as shown in the calculations above.  Our calculations of FFO differ from the National Association of Real Estate Investment Trusts, or NAREIT, definition because we add loss on early extinguishment of debt unless settled in cash.  We consider FFO to be an appropriate measure of performance for a REIT, along with net income and cash flow from operating, investing and financing activities.  We believe that FFO provides useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense and gains or losses on sales of depreciated operating properties, FFO can facilitate a comparison of operating performance among REITs.  FFO does not represent cash generated by operating activities in accordance with generally accepted accounting principles, or GAAP, and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity.  FFO is one important factor considered by our Board of Trustees in determining the amount of distributions to shareholders.  Other important factors include, but are not limited to, requirements to maintain our status as a REIT, limitations in our revolving credit facility and public debt covenants, the availability of debt and equity capital to us and our expectations of future capital requirements and operating performance.

(2)   As of September 30, 2008, we had 15,180 series D preferred shares that were convertible into 29,193 common shares.  The effect of our series D convertible preferred shares on income from continuing operations available for common shareholders per share is anti-dilutive to income but dilutive to FFO for the quarter ended September 30, 2007 and nine months ended September 30, 2008 and 2007.  Set forth below is the calculation of diluted net income available for common shareholders, diluted FFO available for common shareholders and diluted weighted average common shares outstanding.

	Quarter Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007

Net income available for common shareholders	$73,057	$16,752	$143,181	$50,572
Add - Series D convertible preferred distributions	6,167	6,167	18,501	18,501
Net income available for common shareholders – diluted	$79,224	$22,919	$161,682	$69,073

FFO available for common shareholders	$62,331	$62,868	$189,533	$186,696
Add - Series D convertible preferred distributions	6,167	6,167	18,501	18,501
FFO available for common shareholders – diluted	$68,498	$69,035	$208,034	$205,197

Weighted average common shares outstanding – basic	227,251	212,078	226,052	211,475
Effect of dilutive Series D preferred shares	29,193	29,193	29,193	29,193
Weighted average common shares outstanding – diluted	256,444	241,271	255,245	240,668

HRPT Properties Trust

Consolidated Balance Sheets

(amounts in thousands, except share data)

	September 30,	December 31,
	2008	2007
		(audited)
ASSETS
Real estate properties:
Land	$1,210,627	$1,189,684
Buildings and improvements	4,905,129	4,966,610
	6,115,756	6,156,294
Accumulated depreciation	(837,430)	(808,216)
	5,278,326	5,348,078
Properties held for sale	219,666	—
Acquired real estate leases	160,401	150,672
Cash and cash equivalents	24,851	19,879
Restricted cash	79,944	18,027
Rents receivable, net of allowance for doubtful accounts of $8,494 and $6,290, respectively	181,998	197,967
Other assets, net	125,357	124,709
Total assets	$6,070,543	$5,859,332

LIABILITIES AND SHAREHOLDERS’ EQUITY
Revolving credit facility	$303,000	$140,000
Senior unsecured debt, net	2,240,865	2,239,784
Mortgage notes payable, net	387,090	394,376
Other liabilities related to properties held for sale	3,809	—
Accounts payable and accrued expenses	101,723	89,441
Acquired real estate lease obligations	50,338	41,607
Rent collected in advance	25,513	24,779
Security deposits	17,644	16,063
Due to affiliates	22,453	10,399
Total liabilities	3,152,435	2,956,449

Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value:
50,000,000 shares authorized;
Series B preferred shares; 8 3/4% cumulative redeemable at par on or after September 12, 2007; 7,000,000 shares issued and outstanding, aggregate liquidation preference $175,000	169,079	169,079
Series C preferred shares; 7 1/8% cumulative redeemable at par on or after February 15, 2011; 6,000,000 shares issued and outstanding, aggregate liquidation preference $150,000	145,015	145,015
Series D preferred shares; 6 1/2% cumulative convertible; 15,180,000 shares issued and outstanding, aggregate liquidation preference $379,500	368,270	368,270
Common shares of beneficial interest, $0.01 par value:
350,000,000 shares authorized; 227,695,938 and 225,444,497 shares issued and outstanding, respectively	2,277	2,254
Additional paid in capital	2,937,962	2,923,455
Cumulative net income	2,008,791	1,827,609
Cumulative common distributions	(2,394,025)	(2,251,539)
Cumulative preferred distributions	(319,261)	(281,260)
Total shareholders’ equity	2,918,108	2,902,883
Total liabilities and shareholders’ equity	$6,070,543	$5,859,332